                                                         EXHIBIT 23


                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in:

    (i)   Registration Statement No. 2-98602 (1985 Stock Option Plan) on
          Form S-8;

   (ii) Registration Statement No. 33-18867 (Godfrey Company 1981 Stock Option Plan and 1984 Nonqualified Stock Option Plan) on Form S-8;

  (iii)   Registration Statement No. 33-36586 (1990 Fleming Stock Option
          Plan) on Form S-8;

   (iv) Registration Statement No. 33-56241 (Dividend Reinvestment and Stock Purchase Plan) on Form S-3;

    (v)   Registration Statement No. 33-61860 ($350,550,000 Debt
          Securities, Series C) on Form S-3;

   (vi) Registration Statement No. 33-55369 ($500,000,000 Senior Notes) on Form S-3

of our report dated February 23, 1995, appearing in this Annual Report on Form 10-K of Fleming Companies, Inc. for the year ended December 31, 1994.



Deloitte & Touche LLP

Oklahoma City, Oklahoma
March 27, 1995